SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 19, 2000

Delta Financial Corporation
(Exact Name of Registrant as Specified in Charter

Delaware (State or other jurisdiction of incorporation)	1-12109 (Commission File Number)	11-33336165 (IRS Employer ID Number)

1000 Woodbury Road, Suite 200, Woodbury, New York (Address of principal executive offices)	11797-9003 (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

          On December 19, 2000, Delta Financial Corporation (the "Company") issued a press release, which is set forth as Exhibit 99.1 to this Current Report, announcing that it is extending the expiration date for its exchange offer and consent solicitation, relating to the exchange of its currently outstanding 9½% Senior Notes due 2004 (the "Old Notes") for the Company's newly issued 9½% Senior Secured Notes due 2004 and warrants to purchase shares of the Company's common stock, until 5:00 p.m. New York City time on December 21, 2000, unless further extended by the Company.

          If the exchange offer and consent solicitation is not consummated on or prior to December 22, 2000, the Company will be in default under the Indenture governing the Old Notes. The Company has, however, entered into lock-up agreements with holders of a majority in principal amount of the Old Notes regarding the terms of the exchange offer and consent solicitation. Subject to the satisfaction of certain conditions regarding the exchange offer and consent solicitation, such holders have agreed to accept the exchange offer and consent solicitation and tender their Old Notes for exchange.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

           None.

(b) Pro Forma Financial Statements

           None.

(c) Exhibits

Exhibit No.    Exhibit

99.1                Press release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTA FINANCIAL CORPORATION By: /s/ Marc E. Miller Name: Marc E. Miller Title: Senior Vice President and Secretary

Dated December 19, 2000.